Exhibit 10.1

CREDIT AGREEMENT

THIS AGREEMENT dated as of November 28, 2008 is between:

DALEA PARTNERS, LP, an Oklahoma limited partnership, having an office at 4801 Gaillardia Parkway, Suite 225, Oklahoma City, Oklahoma 73142

(the “Lender”)

AND:

TRANSATLANTIC PETROLEUM CORP., an Alberta corporation having its chief executive office at Suite 1840, 444-5th Ave., S.W., Calgary Alberta T2P 2T8

(the “Borrower”)

BACKGROUND

A. On October 27, 2008, Borrower announced an off-market takeover offer (the “Offer”) for Borrower or a wholly-owned subsidiary of Borrower to acquire (collectively, the “Transaction”) for AUD $1.05 in cash 100% of the ordinary shares (collectively, “Incremental Shares”) of Incremental Petroleum Limited ABN 38 115 711 601 (ASX: IPM) (the “Target”) pursuant to an off-market takeover, requiring the preparation of a bidder’s statement to be lodged with the Australian Securities & Investments Commission (as may be amended or restated, the “Bidder’s Statement”), upon the terms, and subject to the conditions set forth in the Bidder’s Statement and the documents and instruments to be executed and delivered in connection therewith (together with the Bidder’s Statement, the “Transaction Documents”).

B. To facilitate the consummation of the Transaction, the Lender has agreed to lend to the Borrower and the Borrower has agreed to borrow from the Lender in multiple advances the aggregate principal amount of up to the Committed Amount (as defined below), on the terms and subject to the conditions of this Agreement.

AGREEMENTS

For good and valuable consideration, the receipt and sufficiency of which each party acknowledges, the parties agree as follows:

1. Definitions. In this Agreement:

(a) “Business Day” means a day which is not a Saturday, Sunday or a day on which commercial banks in the State of Texas are authorized or required to be closed;

(b) “Collateral” means all personal property or assets, tangible or intangible, that are, or are intended to be, at any time subject to the lien and security interest created in favor of the Lender pursuant to the Security Agreement or any other security agreement or other document described in or delivered pursuant to paragraph 6, including without limitation, all of the ordinary shares in the capital of TransAtlantic Australia Pty. Ltd.;

(c) “Committed Amount” means USD $67,000,000;

(d) “Commitment Termination Date” means February 28, 2009.

(e) “Disclosure Record” has the meaning set forth in clause (i) of paragraph 8;

(f) “Event of Default” has the meaning set forth in paragraph 11;

(g) “Exchange” means the Toronto Stock Exchange;

(h) “Guarantors” means TransAtlantic Worldwide Ltd., TransAtlantic (Holdings) Australia Pty. Ltd. and TransAtlantic Australia Pty. Ltd.;

(i) “Guaranty” has the meaning set forth in paragraph 6;

(j) “Incremental Shares” has the meaning set forth in recital A;

(k) “Indemnitee” has the meaning set forth in paragraph 14;

(l) “Initial Advance” has the meaning set forth in paragraph 2;

(m) “Loan” means the loan to be made by the Lender to the Borrower pursuant to paragraph 2;

(n) “Maximum Rate” has the meaning set forth in paragraph 23;

(o) “Notes” has the meaning set forth in paragraph 2;

(p) “Outstanding Balance” has the meaning set forth in paragraph 4(a);

(q) “Security Agreement” has the meaning set forth in paragraph 6;

(r) “Subsequent Advance” has the meaning set forth in paragraph 2;

(s) “Subsidiaries” means, with respect to the Borrower, any corporation of which at least a majority of the outstanding shares to which there is attached voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, shall at the relevant time be owned directly or indirectly by the Borrower, one or more Subsidiaries of the Borrower, or any combination thereof, and “Subsidiary” shall mean any one of them; provided, however, that “Subsidiary” shall not include the Target nor any subsidiaries of the Target ;

(t) “Transaction” has the meaning set forth in recital A;

(u) “Transaction Closing Date” means the date upon which the Transaction is consummated and closed and all holders of the purchased Incremental Shares have been paid pursuant to the Transaction Documents; and

(v) “Transaction Documents” has the meaning set forth in recital A.

2. The Loan.

(a) Subject to and upon the fulfilment of the conditions precedent contained in paragraph 7 of this Agreement, the Lender will advance to the Borrower in multiple advances the aggregate principal amount of up to the lesser of (a) the actual amount necessary to purchase such number of the Incremental Shares as have been acquired under the Transaction and related transaction costs and expenses associated therewith, and (b) the Committed Amount.

(b) Notwithstanding anything to the contrary, the Loan shall be denominated (and deemed made) in U.S. Dollars but shall be advanced in Australian Dollars based on an agreed currency exchange rate equal to AUD $0.7024 to USD $1.00 and the Outstanding Balance shall be denominated, calculated and determined in U.S. Dollars, and shall be prepaid or paid when due in U.S. Dollars. The initial advance under the Loan (the “Initial Advance”) shall be no less than AUD $10,000,000. Further advances under the Loan (each, a “Subsequent Advance”) shall be in multiples of AUD $1,000,000 up to an aggregate maximum principal amount of USD $67,000,000. For any such advance, the Borrower shall provide written notice to the Lender and the Lender shall, if satisfied that all conditions hereunder have been met, provide the Borrower with such advance within three (3) business days. The Lender’s commitment to make the Loan shall expire at the close of business on the Commitment Termination Date. The Initial Advance and each Subsequent Advance will be evidenced by promissory notes in the form attached hereto as Exhibit A (the “Notes”).

(c) Lender represents and warrants to Borrower that Lender has the financial capacity and wherewithal to lend to Borrower the Committed Amount.

3. Use of Proceeds. The Borrower covenants and agrees with the Lender that the proceeds of the Loan will be used by the Borrower to fund the consummation of the Transaction by TransAtlantic Australia Pty. Ltd. and to fund the costs and expenses associated therewith, and for no other purpose whatsoever.

4. Term, Prepayment and Payments Generally

(a) The aggregate unpaid principal amount of the Loan, together with all accrued but unpaid interest and other costs, expenses or charges payable hereunder from time to time (collectively the “Outstanding Balance”), will be immediately due and payable by the Borrower to the Lender on the earliest of:

(i)	the date that is one year from the Transaction Closing Date;

(ii)	the date of any change of control of the Borrower (“control” being defined as ownership of or control or direction over, directly or indirectly, 20% or more of the outstanding voting securities of the Borrower); and

(iii)	the occurrence of an Event of Default and a demand for payment by the Lender pursuant to paragraph 12 below.

(b) If after the making of the Loan, or any portion thereof, the Borrower or any of its Subsidiaries sell or otherwise dispose of any assets outside of the ordinary course of business, or close one or more equity or debt financings, the Borrower will pay or cause to be paid to the Lender all proceeds from such sale, disposition or financing, net of reasonable selling or financing costs, up to the full amount of the Outstanding Balance, to be applied to the repayment of the Loan.

(c) The Borrower may prepay the Loan in whole at any time before maturity, without penalty.

(d) All payments to be made by the Borrower will be made without deduction for any counterclaim, defence, recoupment or setoff and free and clear, and without deduction for, or withholding of any and all taxes (other than taxes upon net income of the Lender imposed by the United States of America and the State of Oklahoma). If the Borrower is required by law to deduct or withhold any taxes (other than taxes upon the net income of the Lender imposed by the United States of America or the State of Oklahoma) from payments due hereunder, the amount payable by the Borrower to the Lender shall be increased as necessary so that after making all required deductions and withholdings, the Lender receives the amount it would have received had there been no deduction or withholding, and the Borrower shall pay the full amount required to be deducted or withheld to the appropriate taxing authority.

5. Interest. Interest will accrue on the Outstanding Balance from time-to-time outstanding during the period from the date the Initial Advance is made to the date the entire Outstanding Balance is repaid at the rate of ten percent (10%) per annum, calculated daily and compounded quarterly and be payable by the Borrower to the Lender on the first day of each March, June, September and December, commencing on the Transaction Closing Date and from time-to-time after maturity upon the demand of the Lender. Following the occurrence and during the continuance of an Event of Default, Borrower shall pay additional interest on the Outstanding Balance in an amount equal to four percent (4%) per annum, and the Outstanding Balance shall continue to accrue interest at such additional interest rate from the date of such Event of Default until the date such Event of Default is cured or waived.

6. Guaranty and Collateral. Simultaneously with the making of the Loan, the Borrower will (i) cause the Guarantors to execute and deliver to the lender a guaranty in the form attached hereto as Exhibit B (the “Guaranty”), (ii) cause TransAtlantic (Holdings) Australia Pty. Ltd. to execute and deliver to the Lender a Security Agreement in form and substance satisfactory to the Lender (the “Security Agreement”) pursuant to which

TransAtlantic (Holdings) Australia Pty. Ltd. will assign and convey to the Lender a first priority lien and security interest in the Collateral (including without limitation, all of the ordinary shares in the capital of TransAtlantic Australia Pty. Ltd.) to secure the repayment of the Outstanding Balance and any other obligation, indebtedness or liability of the Borrower to the Lender, whether now existing or hereafter incurred, and (iii) execute and deliver, or cause to be executed and delivered, any other ancillary documentation that the Lender or its counsel may reasonably require. In the event the Lender at any time deems itself to be insecure, the Borrower shall provide such additional security as the Lender shall reasonably require.

7. Conditions Precedent.

(a) Conditions Precedent to Execution of Agreement. As conditions precedent to the Lender’s execution of this Agreement:

(i)	the Borrower will have:

(A) executed and delivered or caused to be executed and delivered all of the documents referred to in paragraph 6 above and the documents, securities and instruments referred to herein or therein and the Lender will have completed all registrations and other filings that may be prudent or necessary to perfect the Lender’s interest therein;

(B) delivered a certified copy of its directors’ resolutions authorizing the borrowing contemplated by this Agreement, the grant of the Collateral and the execution and delivery of this Agreement and all agreements, documents and instruments referred to herein, together with an officer’s certificate, certifying certain factual matters, in form and terms satisfactory to the Lender;

(C) delivered a certified copy of a resolution of the directors of the Guarantor authorizing the guarantee of the Loan and the execution and delivery of all agreements, documents and instruments applicable thereto, together with an officer’s certificate, certifying certain factual matters, in form and terms satisfactory to the Lender;

(D) caused to be executed and delivered a legal opinion of counsel to the Borrower, in form and terms satisfactory to the Lender and its counsel; and

(ii)	the representations and warranties of the Borrower contained in paragraph 8 will be true and correct in all material respects and the Borrower will have complied with all covenants required to be complied with by it under this Agreement and all other documents delivered hereunder, prior to the making of the Loan by the Lender;

(iii)	the Lender will have completed and, in its sole and absolute discretion, be satisfied with its due diligence review of the Borrower and the Guarantor and their respective properties and assets and will have received the approval of the Lender’s board of directors; and

(iv)	the Lender will, in its sole and absolute discretion, be satisfied as to the creditworthiness of the Borrower and its Subsidiaries and the adequacy of the Collateral contemplated herein.

(b) Condition Precedent to the Making of the Loan. As a condition precedent to the making of the Loan by the Lender, the Borrower will have provided the Lender with written notice that all conditions (as set forth in Appendix B to the Bidder’s Statement, as amended) to the Offer (as defined in the Bidder’s Statement) have been satisfied or waived and shall have satisfied the following conditions precedent:

(i)	the Borrower will have executed and delivered or caused to be executed and delivered the Note and all of the documents referred to in paragraph 6 above and the documents, securities and instruments referred to herein or therein and the Lender will have completed all registrations and other filings that may be prudent or necessary to perfect the Lender’s interest therein;

(ii)	The Borrower will have received and provided the Lender with written evidence of the approval of the Offer by the holders of at least 75% of the outstanding Incremental Shares;

(iii)	the representations and warranties of the Borrower contained in paragraph 8 will be true and correct in all material respects and the Borrower will have complied with all covenants required to be complied with by it under this Agreement and all other documents delivered hereunder, prior to the making of the Loan by the Lender; and

(iv)	there shall have been no adverse material change in the business, operations, assets or ownership of the Borrower since December 31, 2007.

If the foregoing conditions precedent are not satisfied or waived by the Lender in writing on or before the Commitment Termination Date, Lender’s commitment to make the Loan shall be automatically terminated on such date and effective as of the Commitment Termination Date this Agreement will terminate, and the Lender will be under no further obligation to the Borrower in connection with the transactions contemplated herein.

8. Representations and Warranties of the Borrower. The Borrower represents and warrants to the Lender as follows:

(a) the Borrower exists as a corporation under the laws of the Province of Alberta, and has not discontinued or been dissolved under any applicable laws and is in good standing with respect to the filing of annual reports and all other such requirements pursuant to the laws thereof;

(b) the Guarantors exist as corporations or other entities under the laws of the jurisdiction of their incorporation or organization, and have not discontinued or been dissolved under any applicable laws and are in good standing with respect to the filing of annual reports and all other such requirements pursuant to the laws thereof;

(c) the Borrower and each Guarantor has the power and authority to (i) carry on its businesses as now being conducted and is licensed or registered or otherwise qualified in all jurisdictions wherein the nature of its assets or the business transacted by it makes such licensing, registration or qualification necessary, (ii) acquire, own, hold, lease and mortgage or grant security in its assets including real property and personal property and (iii) enter into and perform its obligations under this Agreement and all other documents or instruments delivered hereunder;

(d) this Agreement and all ancillary instruments or documents issued, executed and delivered hereunder by the Borrower or the Guarantors, as applicable, have been duly authorized by all necessary action of the Borrower and the Guarantors, as applicable, and each constitutes or will constitute a legal, valid and binding obligation of the Borrower or the Guarantors, as applicable, enforceable against the Borrower or the Guarantors, as applicable, in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights and remedies of creditors and to the general principles of equity;

(e) neither the Borrower nor any Subsidiary is in breach of or in default under any obligation in respect of borrowed money, and the execution and delivery of this Agreement and all ancillary instruments or documents issued and delivered hereunder or thereunder, and the performance of the terms hereof and thereof will not be, or result in, a violation or breach of, or default under, the Borrower’s or any Subsidiary’s constating documents, any law, judgment, agreement or instrument to which they are a party or may be bound;

(f) execution, delivery and performance of this Agreement and all other documents and instruments contemplated hereby, including the documents to be entered into pursuant to paragraph 6 of this Agreement, will not constitute a breach or default under or in respect of any agreement to which the Borrower or the Guarantors is bound, and no consent, filing, authorization, approval or other action (including the granting of a lien or security interest to any other person or entity) is prudent or necessary under the terms of any such agreement to proceed with the transactions contemplated herein;

(g) the documents and instruments to be executed and delivered pursuant to paragraph 6 will create a valid first perfected, lien and security interest on the Collateral subject to no other lien or encumbrance;

(h) no litigation or administrative proceedings before any court or governmental authority are presently ongoing, or have been threatened in writing, or to the best of the Borrower’s knowledge are pending, against the Borrower, any Subsidiary or any of their respective properties or assets or affecting any of their respective properties or assets which could have a material adverse effect on their respective business, properties or assets;

(i) the Borrower and each Subsidiary, as the case may be, is the legal and beneficial owner of the interests in the properties, business and assets referred to in the information circulars, prospectuses, annual information forms, offering memoranda, financial statements, material change reports and news releases filed with the Exchange and the securities regulatory authority or commission in each of the jurisdictions in which the Borrower is a reporting issuer on or during the twelve (12) months preceding the date hereof, and any other disclosure materials provided to the Lender and its advisers in conjunction with this transaction (collectively, the “Disclosure Record”), as being owned by the Borrower or such Subsidiary and has a valid right to acquire all interests in properties, business and assets referred to in the Disclosure Record as being subject to options or other rights to acquire the same, and any and all agreements pursuant to which the Borrower and each Subsidiary, as the case may be, holds or will hold any such interests, options or rights in property, business or assets are in good standing in all material respects under the applicable statutes and regulations of the jurisdictions in which they are situated;

(j) except as disclosed to the Lender in writing prior to the date of this Agreement, there has been no material adverse change (actual, contemplated or threatened) in the property, assets, business or operations of the Borrower or any Subsidiary within the past twelve (12) months, except as disclosed in the Disclosure Record and there has been no such material adverse change since December 31, 2007;

(k) the Disclosure Record is complete and accurate in all material respects and omits no facts, the omission of which makes the Disclosure Record, or any particulars therein, misleading, misrepresentative or incorrect in any material respect;

(l) the Borrower and to the best of the Borrower’s knowledge each Subsidiary, has conducted and is conducting its businesses in material compliance with all applicable laws, bylaws, rules and regulations of each jurisdiction in which its businesses are now carried on and hold all licenses, registrations, permits, consents or qualifications (whether governmental, regulatory or otherwise) required in order to enable its businesses to be carried on as now conducted or as proposed to be conducted, and all such licenses, registrations, permits, consents and qualifications are valid and subsisting and in good standing and neither the Borrower nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such licenses, registrations, permits, consents or qualifications which, if the subject of an unfavourable decision, ruling or finding, would materially adversely affect the condition of such businesses, operations, condition (financial or otherwise) or income of the Borrower or any such Subsidiary, as the case may be;

(m) no order ceasing or suspending trading in securities of the Borrower or prohibiting the sale or trading of securities by the Borrower has been issued and no proceedings for this purpose have been instituted, are pending, contemplated or threatened;

(n) neither the Canada Revenue Agency nor any other taxation authority has asserted or, to the best of the Borrower’s knowledge, has threatened to assert any assessment, claim or liability for taxes due or to become due in connection with any review or examination of the tax returns of the Borrower or any Subsidiary filed for any year which would have material adverse effect on the assets, properties, business, results of operations, prospects or condition (financial or otherwise) of the Borrower or any Subsidiary;

(o) neither the Borrower nor any Subsidiary is a party to any material contract other than as disclosed in the Disclosure Record;

(p) except for the Guarantors, TransAtlantic Petroleum (USA), Corp., TransAtlantic Maroc, Ltd., Viking Geophysical Services, Ltd., TransAtlantic Turkey, Ltd., TransAtlantic Petroleum Cyprus Limited, and TransAtlantic Worldwide Romania SRL, the Borrower has (i) no direct or indirect Subsidiaries, and (ii) no investments in any corporation, limited liability company or other entity except as disclosed in the Disclosure Record;

(q) except as disclosed to the Lender in writing prior to the date of this Agreement, the Borrower and each Subsidiary owns its business, operations and assets, as more particularly described in the Disclosure Record, and holds good title thereto, free and clear of all liens, claims or encumbrances whatsoever;

(r) all factual information previously or contemporaneously furnished to the Lender by or on behalf of the Borrower for purposes of or in connection with this Agreement or any transaction contemplated hereby, is true and accurate in every material respect and such information is not incomplete by the omission of any material fact necessary to make such information not misleading;

(s) the Borrower and each Subsidiary are generally able to pay their debts as they come due;

(t) the registered office of the Borrower is located at Suite 3700, 400 – 3rd Ave. S.W., Calgary, Alberta, T2P 4H2; the chief executive office, principal place of business and place where the Borrower keeps its books and records is located at Suite 1840, 444 – 5th Ave. S.W., Calgary, Alberta T2P 2T8 and the Borrower has conducted substantially all the negotiations regarding the subject matter of this Agreement from offices located at Suite 1755, 5910 N. Central Expressway, Dallas, Texas 75206; and

(u) the chief executive office, principal place of business and place where the Guarantor keeps its books and records is located at Suite 1755, 5910 N. Central Expressway, Dallas, Texas 75206.

9. Affirmative Covenants of the Borrower. The Borrower covenants and agrees that so long as any monies will be outstanding under this Agreement, it shall, and shall cause each Guarantor to:

(a) at all times maintain its existence and the existence of all of its Subsidiaries;

(b) duly perform its obligations under this Agreement, all other agreements and instruments executed and delivered hereunder or thereunder;

(c) promptly pay when due all agency or finders’ fees payable in connection with the Loan or this Agreement and indemnify and save harmless the Lender from all claims in respect of any such fees;

(d) carry on and conduct its business in a proper business-like manner in accordance with good business practice and will keep or cause to be kept proper books of account in accordance with generally accepted accounting principles;

(e) at all times comply with all applicable laws, except such voluntary non-compliance as shall, in its good faith business judgment, not have a material adverse effect on the business of the Borrower or any Subsidiary, taken as a whole;

(f) at all times maintain any material contracts in good standing and fulfill all obligations thereunder, and immediately notify the Lender of any facts or circumstances which may arise which could constitute a default thereunder and give rise to a right of termination under either such agreement, and take all steps as may be prudent or necessary to rectify or cure any such default;

(g) provide the Lender with not less than thirty (30) days notice of the expiry or termination of any material contracts, concessions, options, rights or other benefits held by or available to the Borrower or any of its Subsidiaries;

(h) pay and discharge promptly when due, all taxes, assessments and other governmental charges or levies imposed upon it or upon its properties or assets or upon any part thereof, as well as all claims of any kind (including claims for labour, materials and supplies) which, if unpaid, would by law become a lien, charge, trust or other claims upon any such properties or assets; provided, however, that the Borrower and the Guarantor shall not be required to pay any such tax, assessment, charge or levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or the Guarantors, as applicable, shall have set aside on its books the reserve the extent required by generally accepted accounting principles in an amount which is reasonably adequate with respect thereto;

(i) promptly furnish and give to the Lender such reports, certificates, financial statements, and such other information with respect to the Borrower or any Subsidiary as the Lender may reasonably request from time to time during the term of this Agreement;

(j) provide the Lender with written notice of any proposed financing made by or to the Borrower or the Guarantors concurrently with, but not prior to, public disclosure of such financing;

(k) furnish and give to the Lender (if such is the case) notice that an Event of Default has occurred and, if applicable, is continuing or notice in respect of any event which would constitute an Event of Default hereunder and specifying the nature of same; and

(l) perform and do all such acts and things as are necessary to perfect and maintain the security provided to the Lender pursuant to this Agreement.

10. Negative Covenants of the Borrower. The Borrower covenants and agrees with the Lender that the Borrower will not, and it will not permit any Subsidiary to, without first obtaining the written consent of the Lender (which consent the Lender will be free to withhold in its sole and absolute discretion):

(a) make, give, create or permit or attempt to make, give or create any mortgage, charge, lien or encumbrance over any assets of the Borrower or any Subsidiary, other than any such as are contemplated hereunder;

(b) change the name of the Borrower or any Subsidiary;

(c) allot and issue any new shares of any Subsidiary;

(d) in respect of itself or any Subsidiary, declare or provide for any dividends or other payments or distributions (whether in cash, assets or indebtedness) based on share capital;

(e) redeem or purchase any of its shares or the shares of any Subsidiary;

(f) make or permit any sale of or disposition of any substantial or material part of its business, assets or undertaking, or that of any Subsidiary, including its interest in the shares or assets of any Subsidiary outside of the ordinary course of business;

(g) save and except for purchase money security interests and equipment leases entered into in the ordinary course of business, borrow or cause or permit any Subsidiary to borrow money from any person other than the Lender without first obtaining and delivering to the Lender a duly signed assignment and postponement of claim by such person in favour of the Lender, in form and terms satisfactory to the Lender;

(h) in respect of itself or any Subsidiary, pay out or permit the payment out of any shareholders loans or other indebtedness to non-arm’s length parties; or

(i) in respect of itself or any Subsidiary, guarantee or permit the guarantee of the obligations of any other person, directly or indirectly.

11. Events of Default. Each and every of the events set forth in this paragraph will be an event of default (“Event of Default”):

(a) if the Borrower fails to make any payment of principal or interest when due hereunder, and such failure continues for two (2) Business Days;

(b) if the Borrower or any Subsidiary defaults in observing or performing any term, covenant or condition of this Agreement, the security documents contemplated by paragraph 6 or any other collateral document delivered hereunder or in connection herewith, other than the payment of monies as provided for in subparagraph (a) hereof, on its part to be observed or performed and such failure continues for five (5) Business Days;

(c) if any of the Borrower’s or any Subsidiary’s representations, warranties or other statements in this Agreement or any other collateral document delivered hereunder or in connection with the Loan were at the time given false or misleading in any material respect;

(d) if the Borrower or any Subsidiary, either directly or indirectly through any Subsidiary, ceases or threatens to cease to carry on business;

(e) if any order is made or issued by a competent regulatory authority prohibiting the trading in shares of the Borrower or any successor thereof, or if the Borrower’s common shares are suspended or de-listed from trading on any stock exchange;

(f) if, in the reasonable opinion of the Lender, an adverse material change occurs in the financial condition of the Borrower, or any Guarantor;

(g) if the Lender in good faith and on commercially reasonable grounds believes that the ability of the Borrower to pay any of the Outstanding Balance to the Lender or to perform any of the covenants contained in this Agreement or any other collateral agreement or other document is impaired or any security granted by the Borrower to the Lender is or is about to be impaired or in jeopardy;

(h) if the Borrower or any Subsidiary petitions or applies to any tribunal for the appointment of a trustee, receiver or liquidator or commences any proceedings under any bankruptcy, insolvency, readjustment of debt or liquidation law of any jurisdiction, whether now or hereafter in effect; or

(i) if any petition or application for appointment of a trustee, receiver or liquidator is filed, or any proceedings under any bankruptcy, insolvency, readjustment of debt or liquidation law are commenced, against the Borrower or any Subsidiary which is not opposed by the Borrower or any such Subsidiary in good faith, or an order, judgment or decree is entered appointing any such trustee, receiver, or liquidator, or approving the petition in any such proceeding.

12. Effect of Event of Default. If any one or more of the Events of Default occur or occurs and is or are continuing, the Lender may, without limitation in respect of any other rights it may have in law or pursuant to this Agreement or any other document or instrument delivered hereunder, demand immediate payment of all monies owing hereunder; provided, however, that:

(a) in the event an Event of Default of the type referred to in clause (h) or clause (i) occurs, all monies due hereunder shall automatically, without any demand or any other action by the Lender or any other person or entity, become due and payable; and

(b) except in the case of an Event of Default of the type referred to in clauses (d) to (i), a demand made under this clause shall not take effect until after the Transaction Closing Date.

13. Legal Fees. The Borrower will pay for the Lender’s reasonable legal fees and other costs, charges and expenses of and incidental to the preparation, execution and completion of this Agreement and the security hereunder, as may be required by the Lender to complete this transaction. Any amounts will be payable upon presentment of an invoice. If not paid within thirty (30) days of presentment of an invoice, such amount will be added to and form part of the principal amount of the Loan and shall accrue interest from such date as if it had been advanced by the Lender to the Borrower hereunder.

14. Indemnity. The Borrower agrees to indemnify and save harmless the Lender and each of its directors, officers, employees, attorneys and agents (each being referred to as an “Indemnitee”) from and against all liabilities, claims, losses, damages and expenses including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or the Guarantor arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any security document executed pursuant to paragraph 6 and any other agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) the Loan or the use of proposed use of the proceeds thereof, (iii) any actual or alleged presence or release of hazardous materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any environmental liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or the Guarantor or any of the Borrower’s or the Guarantor’s Subsidiaries, directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) results from a claim brought by the Borrower or the Guarantor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other document executed pursuant hereto, if the Borrower or the Guarantor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. All amounts due pursuant to this paragraph 14 shall be payable upon demand.

15. Further Assurances. The Borrower will do, and will cause the Guarantors to do, from time to time, whether before or after the occurrence of an Event of Default, all such acts and things and execute and deliver all such documents, deeds, transfers, assignments and instruments as the Lender may require (i) to correct any material defect or error that may be discovered in this Agreement or any other document or instrument executed or to be executed pursuant hereto or in the execution, acknowledgement, filing or recordation thereof, and (ii) to do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Lender may reasonably require from time to time in order to (a) carry out more effectively the purposes of this Agreement or any other document or instrument executed or to be executed pursuant hereto, (b) to the fullest extent permitted by applicable law, subject the Borrower’s or the Guarantors’ or any of its or their Subsidiaries’ properties, assets, rights or interests to the liens and security interests now or hereafter intended to be covered by any of the security documents contemplated hereby to the extent such properties are intended to be subjected to such liens and security interests, (iii) perfect and maintain the validity, effectiveness and priority of any such security documents and any of the liens and security interests intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Lender the rights granted or now or hereafter intended to be granted to the Lender under this Agreement or any such other document or instrument.

16. Notices. In this Agreement:

(a) any notice or communication required or permitted to be given under this Agreement will be in writing and will be considered to have been given if delivered by hand, transmitted by facsimile transmission or mailed by prepaid registered post to the address or facsimile transmission number of each party set out below:

(i)	if to the Lender:

Dalea Partners, LP

4801 Gaillardia Parkway, Suite 225

Oklahoma City, Oklahoma 73142

Attention:        Matthew McCann

Fax No:            (405) 286-1393

with a copy to:

Porter & Hedges, LLP

1000 Main Street, Suite 3600

Houston, Texas 77002

Attention:        Robert G. Reedy

Fax No:            (713) 226-6274

(ii)	if to the Borrower or any Guarantor:

c/o TransAtlantic Petroleum Corp.

Suite 1840, 444 – 5th Ave. S.W.

Calgary, Alberta T2P 2T8

Attention: Scott Larsen, President

Fax No: (403) 262-1349

with a copy to:

c/o TransAtlantic Petroleum (USA) Corp.

5910 N. Central Expressway, Suite 1755

Dallas, Texas 75206

Attention: Scott Larsen, President

Fax No: (214) 265-4711

or to such other address or facsimile transmission number as any party may designate in the manner set out above; and

(b) notice or communication will be considered to have been received:

(i)	if delivered by hand during business hours on a Business Day, upon receipt by a responsible representative of the receiver, and if not delivered during business hours, upon the commencement of business on the next Business Day;

(ii)	if sent by facsimile transmission during business hours on a Business Day, upon the sender receiving confirmation of the transmission, and if not transmitted during business hours, upon the commencement of business on the next Business Day; and

(iii)	if mailed by prepaid registered post upon the fifth Business Day following posting; except that, in the case of a disruption or an impending or threatened disruption in postal services every notice or communication will be delivered by hand or sent by facsimile transmission.

17. Assignment. The Borrower acknowledges and agrees that the Lender may assign all or part of the Loan, this Agreement and all collateral agreements, documents or instruments delivered hereunder to one or more assignees, free from any right of set-off or counterclaim or equity, subject only to the Lender’s notification of such assignment or assignments being given in writing to the Borrower.

18. Agreement to Pay. Upon receipt of written notice and direction from the Lender, the Borrower covenants and agrees to make all payments of interest, principal and structuring fees due under this Agreement to the Lender and any assignee, pro rata in accordance with their respective proportionate interests in the Loan as set out in such written notice and direction, absent which all such payments may be made to the Lender.

19. Enurement. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

20. Waivers. No failure or delay on the Lender’s part in exercising any power or right hereunder will operate as a waiver thereof.

21. Remedies are Cumulative. The Lender’s rights and remedies hereunder are cumulative and not exclusive of any rights or remedies at law or in equity.

22. Time. Time is of the essence of this Agreement and all documents or instruments delivered hereunder.

23. Interest Rate Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Notes or any other documents as instrument executed pursuant to this Agreement, the interest paid or agreed to be paid hereunder or thereunder shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loan or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Lender exceeds the Maximum Rate, the Lender may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the obligations thereunder.

24. Invalidity. If at any time any one or more of the provisions hereof is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby to the fullest extent possible by law.

25. Governing Laws. This Agreement will be governed by and interpreted in accordance with the laws of the State of Texas. The Borrower submits to the non-exclusive jurisdiction of the Courts of the State of Texas and agrees to be bound by any suit, action or proceeding commenced in such Courts and by any order or judgment resulting from such suit, action or proceeding, but the foregoing will in no way limit the right of the Lender to commence suits, actions or proceedings based on this Agreement in any jurisdiction it may deem appropriate.

26. Amendment. This Agreement supersedes all prior agreements and discussions between the parties with respect to the subject matter set forth herein. This Agreement may be varied or amended only by or pursuant to an agreement in writing signed by the parties hereto.

27. Exhibits. All Exhibits attached hereto will be deemed fully a part of this Agreement.

28. Counterparts. This Agreement may be signed in one or more counterparts, originally or by facsimile, each such counterpart taken together will form one and the same agreement.

TO EVIDENCE THEIR AGREEMENT each of the parties has executed this Agreement as of the date first above written.

DALEA PARTNERS, LP

By:	/s/ N. Malone Mitchell, 3rd
Authorized Signatory

TRANSATLANTIC PETROLEUM CORP.

By:	/s/ Scott Larsen
Authorized Signatory

[SIGNATURE PAGE TO THE CREDIT AGREEMENT]

EXHIBIT A

PROMISSORY NOTE

Principal Amount: US$    ,000,000

For value received, TRANSATLANTIC PETROLEUM CORP. (the “Borrower”) hereby promises to pay to DALEA PARTNERS, LP (the “Lender”) the principal sum of                      MILLION UNITED STATES DOLLARS (US$    ,000,000) on the earliest of:

(i)	[insert date that is one year from the Transaction Closing Date], 20 ;

(ii)	any change of control of the Borrower (“control” being defined as ownership of or control of direction over, directly or indirectly, 20% or more of the outstanding voting securities of the Borrower); and

(iii)	the occurrence of an Event of Default as such term is defined in the Credit Agreement between the Borrower and the Lender dated as of November 28, 2008, as may be amended from time to time (the “Credit Agreement”), together with interest accruing on the outstanding principal amount from the date hereof at a rate of TEN PERCENT (10%) per annum, compounded quarterly, before and after each of maturity, default and judgment, payable as provided in, and to the extent, in the Credit Agreement. All payments under this promissory note will be made by in U.S. Dollars by certified cheque, bank draft or wire transfer (pursuant to wire transfer instructions provided by the Lender from time to time) and delivered to the Lender at 4801 Gaillardia Parkway, Suite 225, Oklahoma City, Oklahoma 73142.

The undersigned is entitled to prepay this promissory note, in whole or in part, without notice or penalty. The undersigned waives demand and presentment for payment, notice of non-payment, protest, notice of protest and notice of dishonour. This promissory note will be governed by and construed in accordance with the laws of the State of Texas. In this promissory note, “Business Day” means a day which is not a Saturday, Sunday or a day on which commercial banks in the State of Texas are authorized or required to be closed.

Dated:                     , 200

TRANSATLANTIC PETROLEUM CORP.

By:
Authorized Signatory

Exhibit A

EXHIBIT B

GUARANTY

THIS GUARANTY is made as of November 28, 2008, by TRANSATLANTIC WORLDWIDE, LTD., a Commonwealth of the Bahamas corporation, TRANSATLANTIC (HOLDINGS) AUSTRALIA PTY. LTD., a Commonwealth of Australia corporation, and TRANSATLANTIC AUSTRALIA PTY. LTD., a Commonwealth of Australia corporation (each, a “Guarantor” and collectively, the “Guarantors”), in favor of DALEA PARTNERS, LP, an Oklahoma limited partnership (“Lender”).

RECITALS:

1. TransAtlantic Petroleum Corp., an Alberta corporation (“Borrower”), has executed in favor of Lender one or more promissory notes in the aggregate principal amount of up to US$67,000,000 (such promissory notes, as from time to time amended, and all promissory notes given in substitution, renewal or extension therefor or thereof, in whole or in part, being herein collectively called the “Note”).

2. The Note has been executed pursuant to a Credit Agreement dated as of November 28, 2008 (herein, as from time to time amended, supplemented or restated, called the “Credit Agreement”), between Borrower and Lender, pursuant to which Lender has agreed to advance funds to Borrower under the Note.

3. Borrower owns, directly or indirectly through one or more subsidiaries, all of the issued and outstanding equity interests in the Guarantors, and it is a condition precedent to Lender’s obligation to advance funds pursuant to the Credit Agreement that Borrower will cause the Guarantors to execute and deliver to Lender a satisfactory guaranty of Borrower’s obligations under the Note and the Credit Agreement.

4. The board of directors of each of the Guarantors has determined that such Guarantor’s execution, delivery and performance of this Guaranty may reasonably be expected to benefit such Guarantor, directly or indirectly, and are in the best interests of such Guarantor.

NOW, THEREFORE, in consideration of the premises, of the benefits which will inure to the Guarantors from Lender’s advance of funds to Borrower under the Credit Agreement, and of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, and in order to induce Lender to advance funds under the Credit Agreement, the Guarantors hereby agree with Lender as follows:

AGREEMENTS

Section 1. Definitions. Reference is hereby made to the Credit Agreement for all purposes. All terms used in this Guaranty which are defined in the Credit Agreement and not otherwise defined herein shall have the same meanings when used herein. All references herein to the Credit Agreement or to any other document or instrument refer to the same as from time to time amended, supplemented or restated. As used herein the following terms shall have the following meanings:

“Obligations” means collectively all of the indebtedness, obligations, and undertakings which are guaranteed by the Guarantors and described in subsections (a) and (b) of Section 2.

“Obligation Documents” means this Guaranty, the Note, the Credit Agreement, the Security Documents, all other documents and instruments under, by reason of which, or pursuant to which any or all of the Obligations are evidenced, governed, secured, or otherwise dealt with, and all other documents, instruments, agreements, certificates, legal opinions and other writings heretofore or hereafter delivered in connection herewith or therewith.

“Obligors” means Borrower, the Guarantors and any other endorsers, guarantors or obligors, primary or secondary, of any or all of the Obligations.

“Security” means any rights, properties, or interests of Lender, under the Obligation Documents or otherwise, which provide recourse or other benefits to Lender in connection with the Obligations or the non-payment or non-performance thereof, including collateral (whether real or personal, tangible or intangible) in which Lender has rights under or pursuant to any Obligation Documents, guaranties of the payment or performance of any Obligation, bonds, surety agreements, keep-well agreements, letters of credit, rights of subrogation, rights of offset, and rights pursuant to which other claims are subordinated to the Obligations.

“Security Documents” means all of the documents listed, described, or referred to in Paragraph 6 of the Credit Agreement.

“Taxes” means all taxes, levies, imposts, stamp taxes, duties, fees, deductions, withholdings, charges, compulsory loans or restrictions or conditions resulting in a charge which are imposed, levied, collected, withheld or assessed by any country or political subdivision or taxing authority thereof now or at any time in the future, together with interest thereon and penalties, charges or other amounts with respect thereto, if any (but excluding any taxes, franchise taxes, levies, imposts or charges imposed, levied or assessed in respect of or applied on the overall net income or capital of the Lender).

Section 2. Guaranty.

(a) The Guarantors hereby irrevocably, absolutely, and unconditionally guarantee to Lender the prompt, complete, and full payment when due, and no matter how the same shall become due, of:

(i) the Note, including all principal, all interest thereon and all other sums payable thereunder; and

(ii) all other sums payable under the other Obligation Documents, whether for principal, interest, fees or otherwise; and

(iii) from the Transaction Closing Date, any and all other indebtedness or liabilities which Borrower may at any time owe to Lender, or any affiliate of Lender, whether incurred heretofore or hereafter or concurrently herewith, voluntarily or involuntarily, whether owed alone or with others, whether fixed, contingent, absolute, inchoate, liquidated or unliquidated, whether such indebtedness or liability arises by notes, discounts, overdrafts, open account indebtedness or in any other manner whatsoever, and including interest, attorneys’ fees and collection costs as may be provided by law or in any instrument evidencing any such indebtedness or liability.

Without limiting the generality of the foregoing, the Guarantors’ liability hereunder shall extend to and include all post-petition interest, expenses, and other duties and liabilities of Borrower described above in this subsection (a), or below in the following subsection (b), which would be owed by Borrower but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding involving Borrower.

(b) The Guarantors hereby irrevocably, absolutely, and unconditionally guarantee to Lender the prompt, complete and full performance, when due, and no matter how the same shall become due, of all obligations and undertakings of Borrower to Lender under, by reason of, or pursuant to any of the Obligation Documents.

(c) If Borrower shall for any reason fail to pay any Obligation, as and when such Obligation shall become due and payable, whether at its stated maturity, as a result of the exercise of any power to accelerate, or otherwise, the Guarantors will, forthwith upon demand by Lender, pay such Obligation in full to Lender. If Borrower shall for any reason fail to perform promptly any Obligation, the Guarantors will, forthwith upon demand by Lender, cause such Obligation to be performed or, if specified by Lender, provide sufficient funds, in such amount and manner as Lender shall in good faith determine, for the prompt, full and faithful performance of such Obligation by Lender or such other person as Lender shall designate.

(d) Any and all payments by the Guarantors to Lender shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future Taxes and all liabilities with respect thereto imposed, levied, collected, withheld or assessed by any governmental authority. In addition, the Guarantors agree to pay any present or future stamp, transfer, registration, excise, issues, documentary or other taxes, charges or similar levies in Canada, the United States of America or any other jurisdiction which arise from any payment made under any of the Obligation Documents. The Guarantors shall indemnify and hold harmless Lender and its respective directors, officers, employees, agents and affiliates for the full amount of all of the foregoing Taxes or other amounts specified above and paid or payable by Lender and any liability (including penalties, interest, additions to tax and reasonable out-of-pocket expenses) resulting therefrom or with respect thereto.

(e) If any Guarantor shall be required by law to deduct or withhold any amount from any payment or other amount required to be paid to Lender, or if any liability therefor shall be imposed or shall arise from or in respect of any sum payable by any Guarantor to Lender, other than Taxes on the net income of Lender imposed by the laws of the United States of America or the State of Oklahoma, then the sum payable to Lender shall be increased as may be necessary so that after making all required deductions, withholdings, and additional Tax payments attributable thereto (including deductions, withholdings or Tax payable for additional sums payable under this provision) Lender receives an amount equal to the amount it would have received had no such deductions or withholdings been made or if such additional Taxes had not been imposed; in addition, such Guarantor shall pay the full amount deducted or withheld for such liabilities to the relevant taxation authority or other authority in accordance with applicable law, such payment to be made, if the liability is imposed on such Guarantor, for its own account or if the liability is imposed on Lender, on behalf of and in the name of Lender. Such Guarantor shall deliver to Lender evidence satisfactory to Lender, acting reasonably, of the payment to the relevant taxation authority or other authority of the full amount deducted or withheld.

(f) If either Borrower or the Guarantors fail to pay or perform any Obligation as described in the preceding subsections (a), (b), or (c), and if the Guarantors fail to pay any amounts as described in the immediately preceding subsections (d) or (e), the Guarantors will incur the additional obligation to pay to Lender, and the Guarantors will forthwith upon demand by Lender pay to Lender, the amount of any and all expenses, including reasonable fees and disbursements of Lender’s counsel and of any experts or agents retained by Lender, which Lender may incur as a result of such failure.

(g) As between the Guarantors and Lender, this Guaranty shall be considered a primary and liquidated liability of the Guarantors.

(h) Notwithstanding any other provision of this Guaranty, the liability of the Guarantors hereunder shall be limited to the maximum amount of liability that can be incurred without rendering this Guaranty, as it relates to the Guarantors, subject to avoidance under Section 548 of the United States Bankruptcy Code or under any applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.

Section 3. Unconditional Guaranty.

(a) No action which Lender may take or omit to take in connection with any of the Obligation Documents, any of the Obligations (or any other indebtedness owing by Borrower to Lender), or any Security, and no course of dealing of Lender with any Obligor or any other person, shall release or diminish the Guarantors’ obligations, liabilities, agreements or duties hereunder, affect this Guaranty in any way, or afford the Guarantors any recourse against Lender, regardless of whether any such action or inaction may increase any risks to or liabilities of Lender or any Obligor or increase any risk to or diminish any safeguard of any Security. Without limiting the foregoing, the Guarantors hereby expressly agree that Lender may, from time to time, without notice to or the consent of the Guarantors, do any or all of the following:

(i) Amend, change or modify, in whole or in part, any one or more of the Obligation Documents and give or refuse to give any waivers or other indulgences with respect thereto.

(ii) Neglect, delay, fail, or refuse to take or prosecute any action for the collection or enforcement of any of the Obligations, to foreclose or take or prosecute any action in connection with any Security or Obligation Document, to bring suit against any Obligor or any other person, or to take any other action concerning the Obligations or the Obligation Documents.

(iii) Accelerate, change, rearrange, extend, or renew the time, rate, terms, or manner for payment or performance of any one or more of the Obligations (whether for principal, interest, fees, expenses, indemnifications, affirmative or negative covenants, or otherwise).

(iv) Compromise or settle any unpaid or unperformed Obligation or any other obligation or amount due or owing, or claimed to be due or owing, under any one or more of the Obligation Documents.

(v) Take, exchange, amend, eliminate, surrender, release, or subordinate any or all Security for any or all of the Obligations, accept additional or substituted Security therefor, and perfect or fail to perfect Lender’s rights in any or all Security.

(vi) Discharge, release, substitute or add Obligors.

(vii) Apply all monies received from Obligors or others, or from any Security for any of the Obligations, as Lender may determine to be in its best interest, without in any way being required to marshall Security or assets or to apply all or any part of such monies upon any particular Obligations.

(b) No action or inaction of any Obligor or any other person, and no change of law or circumstances, shall release or diminish the Guarantors’ obligations, liabilities, agreements, or duties hereunder, affect this Guaranty in any way, or afford the Guarantors any recourse against Lender. Without limiting the foregoing, the obligations, liabilities, agreements, and duties of the Guarantors under this Guaranty shall not be released, diminished, impaired, reduced, or affected by the occurrence of any or all of the following from time to time, even if occurring without notice to or without the consent of the Guarantors:

(i) Any voluntary or involuntary liquidation, dissolution, sale of all or substantially all assets, marshalling of assets or liabilities, receivership, conservatorship, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement, or composition of any Obligor or any other proceedings involving any Obligor or any of the assets of any Obligor under laws for the protection of debtors, or any discharge, impairment, modification, release, or limitation of the liability of, or stay of actions or lien enforcement proceedings against, any Obligor, any properties of any Obligor, or the estate in bankruptcy of any Obligor in the course of or resulting from any such proceedings.

(ii) The failure by Lender to file or enforce a claim in any proceeding described in the immediately preceding subsection (i) or to take any other action in any proceeding to which any Obligor is a party.

(iii) The release by operation of law of any Obligor from any of the Obligations or any other obligations to Lender.

(iv) The invalidity, deficiency, illegality, or unenforceability of any of the Obligations or the Obligation Documents, in whole or in part, any bar by any statute of limitations or other law of recovery on any of the Obligations, or any defense or excuse for failure to perform on account of force majeure, act of God, casualty, impossibility, impracticability, or other defense or excuse whatsoever.

(v) The failure of any Obligor or any other person to sign any guaranty or other instrument or agreement within the contemplation of any Obligor or Lender.

(vi) The fact that the Guarantors may have incurred directly part of the Obligations or is otherwise primarily liable therefor.

(vii) Without limiting any of the foregoing, any fact or event (whether or not similar to any of the foregoing) which in the absence of this provision would or might constitute or afford a legal or equitable discharge or release of or defense to a guarantor or surety other than the actual payment and performance by the Guarantors under this Guaranty.

(c) Lender may invoke the benefits of this Guaranty before pursuing any remedies against any Obligor or any other person and before proceeding against any Security now or hereafter existing for the payment or performance of any of the Obligations. Lender may maintain an action against any Guarantor on this Guaranty without joining any other Obligor therein and without bringing a separate action against any other Obligor.

(d) If any payment to Lender by any Obligor is held to constitute a preference or a voidable transfer under applicable state or federal laws, or if for any other reason Lender is required to refund such payment to the payor thereof or to pay the amount thereof to any other person, such payment to Lender shall not constitute a release of the Guarantors from any liability hereunder, and the Guarantors agree to pay such amount to Lender on demand and agree and acknowledge that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments. Any transfer by subrogation which is made as contemplated in Section 6 prior to any such payment or payments shall (regardless of the terms of such transfer) be automatically voided upon the making of any such payment or payments, and all rights so transferred shall thereupon revert to and be vested in Lender.

(e) This is a continuing guaranty and shall apply to and cover all Obligations and renewals and extensions thereof and substitutions therefor from time to time.

Section 4. Waiver. To the extent allowed by law, the Guarantors hereby waive, with respect to the Obligations, this Guaranty, and the other Obligation Documents:

(a) notice of the incurrence of any Obligation by Borrower, and notice of any kind concerning the assets, liabilities, financial condition, creditworthiness, businesses, prospects, or other affairs of Borrower (it being understood and agreed that: (i) the Guarantors shall take full responsibility for informing themselves of such matters, (ii) Lender shall have no responsibility of any kind to inform the Guarantors of such matters, and (iii) Lender is hereby authorized to assume that the Guarantors, by virtue of their relationships with Borrower which are independent of this Guaranty, have full and complete knowledge of such matters at each time when Lender extends credit to Borrower or takes any other action which may change or increase the Guarantors’ liabilities or losses hereunder).

(b) notice that Lender, any Obligor, or any other person has taken or omitted to take any action under any Obligation Document or any other agreement or instrument relating thereto or relating to any Obligation.

(c) notice of acceptance of this Guaranty and all rights of the Guarantors under §34.02 of the Texas Business and Commerce Code.

(d) demand, presentment for payment, and notice of demand, dishonor, nonpayment, or nonperformance.

(e) notice of intention to accelerate, notice of acceleration, protest, notice of protest, notice of any exercise of remedies (as described in the following Section 5 or otherwise), and all other notices of any kind whatsoever.

Section 5. Exercise of Remedies. Lender shall have the right to enforce, from time to time, in any order and at Lender’s sole discretion, any rights, powers and remedies which Lender may have under the Obligation Documents or otherwise, including judicial foreclosure, the exercise of rights of power of sale, the taking of a deed or assignment in lieu of foreclosure, the appointment of a receiver to collect rents, issues and profits, the exercise of remedies against personal property, or the enforcement of any assignment of leases, rentals, oil or gas production, or other properties or rights, whether real or personal, tangible or intangible; and the Guarantors shall be liable to Lender hereunder for any deficiency resulting from the exercise by Lender of any such right or remedy even though any rights which the Guarantors may have against Borrower or others may be destroyed or diminished by exercise of any such right or remedy. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder or under any other Obligation Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right. The rights, powers and remedies of Lender provided herein and in the other Obligation Documents are cumulative and are in addition to, and not exclusive of, any other rights, powers or remedies provided by law or in equity. The rights of Lender hereunder are not conditional or contingent on any attempt by Lender to exercise any of its rights under any other Obligation Document against any Obligor or any other person.

Section 6. Limited Subrogation. Until all of the Obligations have been paid and performed in full, the Guarantors shall have no right to exercise any rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claims which they may now or hereafter have against or to any Obligor or any security in connection with this Guaranty (including any right of subrogation under §34.04 of the Texas Business and Commerce Code), and the Guarantors hereby waive any rights to enforce any remedy which the Guarantors may have against Borrower and any right to participate in any security until such time. If any amount shall be paid to any Guarantor on account of any such subrogation or other rights, any such other remedy, or any security at any time when all of the Obligations and all other expenses guaranteed pursuant hereto shall not have been paid in full, such amount shall be held in trust for the benefit of Lender, shall be segregated from the other funds of the Guarantors and shall forthwith be paid over to Lender to be held by Lender as collateral for, or then or at any time thereafter applied in whole or in part by Lender against, all or any portion of the Obligations, whether matured or unmatured, in such order as Lender shall elect. If any Guarantor shall make payment to Lender of all or any portion of the Obligations and if all of the Obligations shall be finally paid in full, Lender will, at such Guarantor’s request and expense, execute and deliver to the Guarantors (without recourse, representation or warranty) appropriate documents necessary to evidence the transfer by subrogation to the Guarantors of an interest in the Obligations resulting from such payment by such Guarantor; provided that such transfer shall be subject to Section 3(d) above and that without the consent of Lender (which Lender may withhold in its discretion) Guarantor shall not have the right to be subrogated to any claim or right against any

Obligor which has become owned by Lender, whose ownership has otherwise changed in the course of enforcement of the Obligation Documents, or which Lender otherwise has released or wishes to release from its Obligations.

Section 7. Successors and Assigns. The Guarantors’ rights or obligations hereunder may not be assigned or delegated, but this Guaranty and such obligations shall pass to and be fully binding upon the successors of the Guarantors, as well as the Guarantors. This Guaranty shall apply to and inure to the benefit of Lender and its successors or assigns. Without limiting the generality of the immediately preceding sentence, Lender may assign, grant a participation in, or otherwise transfer any Obligation held by it or any portion thereof, and Lender may assign or otherwise transfer its rights or any portion thereof under any Obligation Document, to any other person, and such other person shall thereupon become vested with all of the benefits in respect thereof granted to Lender hereunder unless otherwise expressly provided by Lender in connection with such assignment or transfer.

Section 8. Subordination. The Guarantors hereby subordinate and make inferior to the Obligations any and all indebtedness now or at any time hereafter owed by Borrower to the Guarantors. The Guarantors agree that after the occurrence of any default or Event of Default they will neither permit Borrower to repay such indebtedness or any part thereof nor accept payment from Borrower of such indebtedness or any part thereof without the prior written consent of Lender. If any Guarantor receives any such payment without the prior written consent of Lender, the amount so paid shall be held in trust for the benefit of Lender, shall be segregated from the other funds of such Guarantor and shall forthwith be paid over to Lender to be held by Lender as collateral for, or then or at any time thereafter applied in whole or in part by Lender against, all or any portions of the Obligations, whether matured or unmatured, in such order as Lender shall elect.

Section 9. Representations and Warranties. The Guarantors hereby represent and warrant to Lender as follows:

(a) The Recitals at the beginning of this Guaranty are true and correct in all respects.

(b) Each representation and warranty made by or with respect to it in any other Obligation Document is correct.

Section 10. Covenants. The Guarantors will, so long as any Obligations shall remain unpaid or Lender shall have any obligation to make advances under the Credit Agreement, perform and observe, and cause each of its Subsidiaries, if applicable, to perform and observe, all of the terms, covenants and agreements in the Obligation Documents on its or their part to be performed or observed or that the Borrower has agreed to cause the Guarantors or such Subsidiaries, if applicable, to perform or observe.

Section 11. General Indemnification. Without limiting any other obligations of the Guarantor or remedy of the Lender under this Guaranty, the Guarantors shall, to the fullest extent permitted by law, indemnify, defend, save and hold harmless Lender and its affiliates, officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Obligation to be the legal, valid and binding obligation of any Obligor, enforceable against such Obligor in accordance with its terms.

Section 12. No Oral Change. No amendment of any provision of this Guaranty shall be effective unless it is in writing and signed by the Guarantors and Lender, and no waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall be effective unless it is in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 13. Invalidity of Particular Provisions. If any term or provision of this Guaranty shall be determined to be illegal or unenforceable all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

Section 14. Headings and References. The headings used herein are for purposes of convenience only and shall not be used in construing the provisions hereof. The words “this Guaranty,” “this instrument,” “herein,” “hereof,” “hereby” and words of similar import refer to this Guaranty as a whole and not to any particular subdivision unless expressly so limited. The phrases “this section” and “this subsection” and similar phrases refer only to the subdivisions hereof in which such phrases occur. The word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation.” Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

Section 15. Term. This Guaranty shall be irrevocable until all of the Obligations have been completely and finally paid and performed, Lender has no obligation to make any loans or other advances to Borrower, and all obligations and undertakings of Borrower under, by reason of, or pursuant to the Obligation Documents have been completely performed, and this Guaranty is thereafter subject to reinstatement as provided in Section 3(d). All extensions of credit and financial accommodations heretofore or hereafter made by Lender to Borrower shall be conclusively presumed to have been made in acceptance hereof and in reliance hereon.

Section 16. Notices. Any notice or communication required or permitted hereunder shall be given in writing in the manner provided in the Credit Agreement.

Section 17. Limitation on Interest. Lender and the Guarantors intend to contract in strict compliance with applicable usury law from time to time in effect, and the provisions of the Credit Agreement limiting the interest for which the Guarantors are obligated are expressly incorporated herein by reference, and shall apply to Lender and the Guarantors hereunder.

Section 18. Ratification. The Guarantors hereby ratify, confirm and approve the Credit Agreement and the other Obligation Documents and, in particular, any provisions thereof which relate to the Guarantors.

Section 19. Counterparts. This Guaranty may be executed in any number of counterparts, each of which when so executed shall be deemed to constitute one and the same Guaranty.

Section 20. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

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IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty as of the date first written above.

GUARANTORS:

TRANSATLANTIC WORLDWIDE, LTD., a Commonwealth of the Bahamas corporation

By:
Name:
Title:

TRANSATLANTIC (HOLDINGS) AUSTRALIA PTY. LTD. a Commonwealth of Australia corporation

By:
Name:
Title:

TRANSATLANTIC AUSTRALIA PTY. LTD., a Commonwealth of Australia corporation

By:
Name:
Title:

[SIGNATURE PAGE TO THE GUARANTY]